UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stadco Lease

On August 25, 2021, in connection with and as a result of the Acquisition (as defined below) described in Item 2.01, TechPrecision Corporation (the “Company”), through STADCO, a California corporation (“Stadco”) and the Company’s wholly owned subsidiary acquired as a result of the Acquisition, became party to that certain Amended and Restated Standard Industrial/Commercial Single-Tenant Lease – Net (the “Stadco Lease”) between Stadco and Broadway Company, LLC (the “Landlord”), with respect to the industrial warehouse and office facilities, including ancillary properties, consisting of approximately 182,544 square feet located at 1931 N. Broadway, Los Angeles, CA 90031 (the “Stadco Property”). Additionally, in connection with the Acquisition, Stadco entered into an amendment (the “Lease Amendment”) to the Stadco Lease, effective as of August 24, 2021.

The term of the Stadco Lease will expire on June 30, 2030, unless sooner terminated in accordance with the terms of the Stadco Lease. Under the Lease Amendment, Stadco has agreed to pay $749,931.25 to settle the default amount of rent owed to the Landlord and Stadco’s monthly base rent for the Stadco Property will be approximately $78,233.45 per month, with a 20% discount through November 30, 2022, in addition to certain payments for utilities, services and certain other additional rent items (including certain taxes, insurance premiums and operating expenses). Other than as described above, there is no relationship between Stadco and the Company, on the one hand, and the Landlord, on the other hand.

The Stadco Lease contains customary default provisions allowing the Landlord to terminate the Stadco Lease if Stadco fails to remedy a breach of its obligations under the Stadco Lease within the time period specified in the Stadco Lease, or upon certain events of bankruptcy or seizure or attachment of Stadco’s assets or interest in the Stadco Lease. The Stadco Lease also contains other customary provisions for real property leases of this type.

The descriptions of the Stadco Lease and the Lease Amendment are qualified in their entirety by reference to the full text of the Stadco Lease and the Lease Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Five Crowns Agreement and Warrant

In connection with the Acquisition, the Company reached an agreement with Five Crowns Credit Partners, LLC (“Five Crowns”), the holder of a substantial number of Stadco securities. On August 25, 2021, the Company and Five Crowns entered into that certain Stock and Warrant Purchase Agreement (the “Five Crowns Agreement”), dated effective as of August 24, 2021, whereby Five Crowns agreed to sell its Stadco securities to Stadco New Acquisition, LLC, a wholly owned subsidiary of the Company (“Acquisition Sub”), in exchange for the issuance by the Company of (i) 600,000 shares of the Company’s common stock (the “Five Crowns Shares”) and (ii) a warrant to purchase 100,000 shares of the Company’s common stock (the “Warrant”). The Company also agreed to reimburse Five Crowns for certain of its expenses in connection with the negotiation and closing of the Five Crowns Agreement, in an amount not to exceed $27,500.

Under the terms of the Five Crowns Agreement, if after one year following the closing of the transactions contemplated under the Five Crowns Agreement, the Company’s stock price does not have an average closing price of at least $1.40 per share during the applicable measurement period, then the Company must (i) issue additional shares to Five Crowns that have an aggregate market value equal to the difference between the market value of the Five Crowns Shares and the value of the Five Crowns Shares if they had traded at $1.40 per share, (ii) pay such difference in cash or (iii) undertake any combination of the foregoing.

The Five Crowns Agreement contains customary representations and warranties, including representations from Five Crowns regarding its status as an “accredited investor,” its investment purpose and its free and clear ownership of the Stadco securities it is selling, and representations from Acquisition Sub regarding its authorization and power to enter into the transaction, ability to conduct its business, absence of conflicts and compliance with law, among other things, as well as customary indemnification provisions. The Five Crowns Agreement closed concurrently with the closing of the Acquisition.

Upon closing of the Five Crowns Agreement, the Company issued the Warrant. The Warrant entitles the holder to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.43 per share. The Warrant will be immediately exercisable by the holder, in whole or in part, at any time, and from time to time, subject to the terms and conditions of the Warrant, until the third anniversary of the date of issuance.

There is no material relationship between Acquisition Sub or the Company, on the one hand, and Five Crowns, on the other hand, other than in respect of the Five Crowns Agreement and the Warrant. The description of the Five Crowns Agreement and the Warrant is qualified in its entirety by reference to the full text of the Five Crowns Agreement and the Warrant, copies of which are attached hereto as Exhibit 10.5 and Exhibit 10.6, respectively, and are incorporated by reference herein.

Debt Conversion Agreements

In connection with the Acquisition, the Company reached an agreement with the holders of certain other non-bank indebtedness of Stadco (the “Lenders”). In this connection, on August 25, 2021, the Company, Stadco and each Lender entered into a Debt Conversion Agreement (each, a “Debt Conversion Agreement”) under which such Lender agreed to forgive an aggregate of the indebtedness owed to it by Stadco in exchange for the Company issuing to it shares of the Company’s common stock. Under the Debt Conversion Agreements, the Lenders agreed to forgive an aggregate of $329,000 in principal amount of indebtedness in exchange for the issuance of an aggregate of 199,395 shares of the Company’s common stock (the “Debt Conversion Shares”).

Under the terms of each Debt Conversion Agreement, if after one year following the closing of the transactions contemplated under such Debt Conversion Agreement, the Company’s stock price does not have an average closing price of at least $1.65 per share during the applicable measurement period, then the Company must (i) issue additional shares to the Lender party thereto that have an aggregate market value equal to the difference between the market value of the Debt Conversion Shares and the value of the Debt Conversion Shares if they had traded at $1.65 per share, (ii) pay such difference in cash or (iii) undertake any combination of the foregoing.

Each Debt Conversion Agreement contains customary representations and warranties, including representations from each Lender regarding its status as an “accredited investor” and its investment purpose, and representations from the Company regarding its authorization and power to enter into the transaction and the absence of any litigation or orders challenging the transactions, among other things, as well as customary indemnification provisions. The Debt Conversion Agreements closed concurrently with the closing of the Acquisition.

There is no material relationship between the Company, on the one hand, and the Lenders, on the other hand, other than in respect of the Debt Conversion Agreements, except that two of the Lenders are significant stockholders and employees of Stadco. The description of the Debt Conversion Agreements is qualified in its entirety by reference to the full text of each Debt Conversion Agreement, copies of which are attached hereto as Exhibit 10.7, 10.8 and 10.9, respectively, and are incorporated by reference herein.

Amended and Restated Loan Agreement

On August 25, 2021, Ranor, Inc., a wholly owned subsidiary of the Company (“Ranor”), Acquisition Sub, Westminster Credit Holdings, LLC (“Westminster”) and Stadco (collectively with Ranor, Acquisition Sub and Westminster, the “Borrowers”) entered into an amended and restated Loan Agreement (the “Amended and Restated Loan Agreement”) with Berkshire Bank. Pursuant to the Amended and Restated Loan Agreement, Berkshire Bank (i) continued a term loan made to Ranor in the original principal amount of $2,850,000 (the “Ranor Term Loan”) of which $2,424,347.41 remains outstanding as of the date of the Amended and Restated Loan Agreement, (ii) made a term loan to Westminster, Acquisition Sub and, immediately following the consummation of the Acquisition, Stadco, in the aggregate principal amount of $4,000,000 (the “Stadco Term Loan”) and (iii) made available to the Borrowers a revolving line of credit in the amount of $5,000,000 (the “Revolver Loan,” and collectively with the Ranor Term Loan and the Stadco Term Loan, the “Berkshire Loans”). As of the date the Company entered into the Amended and Restated Loan Agreement, there were no amounts outstanding under the Revolver Loan. The Berkshire Loans are secured by a first lien on all personal and real property of the applicable Borrower. Payments on the Ranor Term Loan began on January 20, 2017 and will continue to be made in monthly installments of $19,260.46 each, inclusive of interest at a fixed rate of 5.21% per annum, with all outstanding principal and accrued interest due and payable on the maturity date. Payments on the Stadco Term Loan will begin on September 25, 2021 and will be made in monthly installments of $54,390.54 each, inclusive of interest at a fixed rate per annum of 3.79%, with all outstanding principal and accrued interest due and payable on the maturity date. Any amount outstanding under the Revolver Loan may be prepaid at any time without penalty. A prepayment penalty may apply with respect to prepayments of the Ranor Term Loan and the Stadco Term Loan, with certain exceptions. The Borrowers’ obligations under the Amended and Restated Loan Agreement are guaranteed by the Company.

Prior to the Amended and Restated Loan Agreement, advances under the Revolver Loan were subject to a borrowing base equal to equal the lesser of (A) $3,000,000 and (B) the sum of (i) 80% of eligible accounts receivable, (ii) the lesser of (a) 25% of eligible raw material inventory and (b) $250,000, and (iii) 50% of the appraised value of the Company’s eligible equipment. Under the Amended and Restated Loan Agreement, advances under the Revolver Loan are subject to a borrowing base equal to the lesser of (A) $5,000,000 and (B) the sum of (i) 80% of eligible accounts receivable, (ii) the lesser of (a) 25% of eligible raw material inventory and (b) $250,000, and (iii) 80% of the appraised value of the Company’s eligible equipment.

Advances made under the Revolver Loan bear interest at a variable rate equal to either (i) the greater of (a) one-month LIBOR plus 225 basis points or (b) 2.75% or (ii) the greater of (a) Berkshire Bank’s “Prime Rate” minus 70 basis points or (b) 2.75%. The Amended and Restated Loan Agreement contains customary LIBOR replacement provisions. Prior to the Amended and Restated Loan Agreement, the floor for an alternate rate of interest was 0%, but under the Amended and Restated Loan Agreement, the floor is 0.50%. Interest-only payments on advances made under the Revolver Loan are payable monthly in arrears.

The Berkshire Loans may be accelerated upon the occurrence of an “Event of Default” (as defined in the Amended and Restated Loan Agreement). The Amended and Restated Loan Agreement contains customary Events of Default. Subject to the lapse of any applicable cure period, a default under the Berkshire Loans could cause the acceleration of all outstanding obligations under the Berkshire Loans.

Pursuant to the Amended and Restated Loan Agreement, the Company agrees to maintain a balance sheet leverage ratio of less than or equal to 2.50 to 1.00, as measured at the end of each fiscal quarter during the term of the Berkshire Loans. The Amended and Restated Loan Agreement also contains a covenant whereby the Company is required to maintain a debt service coverage ratio of at least 1.2 to 1.0, as measured at the end of each fiscal quarter during the term of the Berkshire Loans.

The Amended and Restated Loan Agreement also prohibits the Borrowers’ combined annual capital expenditures from exceeding $1,500,000 for the fiscal year ending March 31, 2022 and each fiscal year thereafter. The Amended and Restated Loan Agreement contains an additional covenant whereby the Borrowers are required to maintain an aggregate loan to value ratio of not greater than 0.75 to 1.00.

Other than in respect of the Amended and Restated Loan Agreement, the promissory notes made thereunder, the related security and guaranty documents and the previously disclosed past borrowing relationship, there is no material relationship between the Borrowers or the Company, on the one hand, and Berkshire Bank, on the other hand. The description of the Amended and Restated Loan Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Loan Agreement, a copy of which is attached hereto as Exhibit 10.11 and is incorporated by reference herein.

PIPE Financing

On August 25, 2021, the Company entered into a Securities Purchase Agreement (the “PIPE Agreement”) with a limited number of institutional and other accredited investors (the “PIPE Investors”), pursuant to which the PIPE investors committed to subscribe for and purchase 3,202,757 shares of the Company’s common stock (the “PIPE Shares”) at a purchase price of $1.10.

The PIPE Agreement contains customary representations and warranties of the Company, on the one hand, and each PIPE Investor, on the other hand, and customary conditions to closing. The purpose of the sale of the PIPE Shares under the PIPE Agreement is to fund the purchase of certain indebtedness obligations of Stadco as described below in Item 2.01 and raise additional capital for use by the combined company following the consummation of the Acquisition. The sale of the PIPE Shares closed concurrently with the closing of the Acquisition.

Pursuant to the PIPE Agreement, the Company agreed that, as reasonably practicable following the consummation of the Acquisition, the Company will file with the SEC a registration statement registering the resale of the PIPE Shares by the PIPE Investors. The Company will also use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

This description of the PIPE Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the PIPE Agreement. The form of PIPE Agreement entered into by the PIPE Investors is attached hereto as Exhibit 10.10, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 25, 2021 (the “Closing Date”), the Company completed its previously announced acquisition of Stadco, a company in the business of manufacturing high-precision parts, assemblies and tooling for aerospace, defense, research and commercial customers (the “Acquisition”), pursuant to that certain stock purchase agreement (as amended, the “SPA”) with Acquisition Sub, Stadco, Stadco Acquisition, LLC (“Holdco”) and each stockholder of Holdco. On the Closing Date, pursuant to the SPA, and upon the terms and subject to the conditions therein, the Company, through Acquisition Sub, acquired all of the issued and outstanding capital stock of Stadco from Holdco in exchange for the issuance of 666,666 shares of the Company’s common stock to Holdco (the “Consideration Shares”).

Also on the Closing Date, the Company completed its previously announced acquisition of certain indebtedness obligations of Stadco, in the original principal amount of $12.5 million, pursuant to that certain Amended and Restated Loan Purchase and Sale Agreement, dated as of April 23, 2021, among Acquisition Sub, Stadco, Stadco Acquisition LLC, Stadco Mexico, Inc and Sunflower Bank, N.A., as amended by Amendment to Amended and Restated Loan Purchase and Sale Agreement, dated as of June 28, 2021 (as amended, the “Loan Purchase Agreement”). On the Closing Date, Westminster, as assignee of Acquisition Sub, paid $7.9 million in the aggregate to Sunflower Bank, N.A., under the terms of the Loan Purchase Agreement, to purchase the indebtedness.

The foregoing descriptions of the Acquisition, the SPA and the Loan Purchase Agreement in this Item 2.01 do not purport to be complete and are qualified in their entirety by reference to each of (i) the SPA, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 20, 2020, and Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2021, and (ii) the Loan Purchase Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 23, 2021, and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2021, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof under “Stadco Lease” and “Amended and Restated Loan Agreement” is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 hereof is incorporated by reference into this Item 3.02. In accordance with the SPA, the consideration for the Acquisition consisted of the Consideration Shares and such number of additional shares of common stock of the Company that the Company may issue in the future should the value of the Consideration Shares, as measured by recent trading prices for the Company’s common stock, fall below the target value. The Consideration Shares and any such additional shares of common stock were or will be issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder.

The information set forth in Item 1.01 hereof under “Five Crowns Stock and Warrant Purchase Agreement,” “Debt Conversion Agreements” and “PIPE Financing” is incorporated by reference into this Item 3.02. The offer and sale of the shares of the Company’s common stock issued pursuant to the Five Crowns Agreement, the Five Crowns Warrant, the Debt Conversion Agreements and the PIPE Agreement will not be registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the closing of the Acquisition, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 of Form 8-K by reference. The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements of the acquired business are not included in this Current Report on Form 8-K. Such financial statements will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)       Exhibits

Exhibit Number	Description
2.1*	Stock Purchase Agreement among TechPrecision Corporation, Stadco New Acquisition, LLC, Stadco, Stadco Acquisition, LLC and the stockholders of Stadco, dated as of October 16, 2020 (incorporated by reference to Exhibit 2.1 to Form 8-K filed October 20, 2020).
2.2	Third Amendment to Stock Purchase Agreement, dated as of July 20, 2021, among TechPrecision Corporation, Stadco New Acquisition, LLC, STADCO, Stadco Acquisition, LLC and Douglas A. Paletz, as stockholders’ representative (incorporated by reference to Exhibit 2.1 to Form 8-K filed July 26, 2021).
10.1	Amended and Restated Standard Industrial/Commercial Single-Tenant Lease – Net, dated July 1, 2010, between the Landlord and Stadco
10.2*	Amendment to the Amended and Restated Standard Industrial/Commercial Single-Tenant Lease – Net, effective as of August 24, 2021, between the Stadco and the Landord.
10.3	Amended and Restated Loan Purchase and Sale Agreement, dated as of April 23, 2021, between Stadco New Acquisition, LLC and Sunflower Bank, N.A. (incorporated by reference to Exhibit 10.1 to Form 8-K filed April 29, 2021).
10.4	Amendment to Amended and Restated Loan Purchase and Sale Agreement, dated as of June 28, 2021, between Stadco New Acquisition, LLC, STADCO, Stadco Acquisition LLC and Stadco Mexico, Inc. and Sunflower Bank, N.A. (incorporated by reference to Exhibit 10.1 to Form 8-K filed June 29, 2021).
10.5*	Stock and Warrant Purchase Agreement, dated effective as of August 24, 2021, among TechPrecision Corporation, Stadco New Acquisition, LLC and Five Crowns Credit Partners, LLC
10.6*	Warrant, issued as of August 25, 2021, by TechPrecision Corporation to Five Crowns Capital, LLC.
10.7	Debt Conversion Agreement, dated as of August 25, 2021, among TechPrecision Corporation, Stadco and Douglas A. Paletz.
10.8	Debt Conversion Agreement, dated as of August 25, 2021, among TechPrecision Corporation, Stadco and Babak Parsi.
10.9	Debt Conversion Agreement, dated as of August 25 2021, among TechPrecision Corporation, Stadco and Vanguard Electronic Company.
10.10	Form of PIPE Agreement.
10.11	Amended and Restated Loan Agreement, dated as of August 25, 2021, among Ranor, Inc., Stadco New Acquisition, LLC, Westminster Credit Holdings, LLC, STADCO and Berkshire Bank.
99.1	Press Release, dated as of August 26, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and attachments have been omitted. A copy of any omitted schedule or attachment will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: August 30, 2021	By:	/s/ Thomas Sammons
	Name:	Thomas Sammons
	Title:	Chief Financial Officer